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                                     EXHIBIT 11.1
                    STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                       (In thousands except per share amounts)

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                                                    Three Months Ended                Nine Months Ended
                                                         March 31,                        March 31,
                                               ------------------------------   -----------------------------
                                                   1997             1996            1997             1996
                                                   ----             ----            ----             ----
PRIMARY:

Weighted Average Shares Outstanding:

Common shares. . . . . . . . . . . . . . . .      176,382          162,606         174,761          162,080

Convertible preferred shares . . . . . . . .           --              535              --              442

Stock options. . . . . . . . . . . . . . . .        8,173           10,404              --           14,141
                                                 --------        ---------       ---------       ----------
Total weighted average shares outstanding. .      184,555          173,545         174,761          176,663
                                                 --------        ---------       ---------       ----------
                                                 --------        ---------       ---------       ----------
Income (loss) Per Share:

Net income (loss). . . . . . . . . . . . . .     $ 10,538        $  53,031        $(23,852)      $  163,741

Preferred stock dividend requirement . . . .         (131)              --            (394)              --
                                                 --------        ---------       ---------       ----------

Net income (loss) available to common
  stockholders . . . . . . . . . . . . . . .     $ 10,407        $  53,031        $(24,246)      $  163,741
                                                 --------        ---------       ---------       ----------
                                                 --------        ---------       ---------       ----------

Net income (loss) per share. . . . . . . . .     $   0.06        $    0.31        $ ( 0.14)      $     0.93
                                                 --------        ---------       ---------       ----------
                                                 --------        ---------       ---------       ----------
FULLY DILUTED:

Weighted Average Shares Outstanding:

Common shares. . . . . . . . . . . . . . . .      176,382          162,606         174,761          162,080

Convertible preferred shares . . . . . . . .           --              535              --              442

Zero coupon convertible subordinated
  debentures . . . . . . . . . . . . . . . .           --            7,402              --            7,402

Stock options. . . . . . . . . . . . . . . .        8,196           10,404              --           14,141
                                                 --------        ---------       ---------       ----------

Total weighted average shares outstanding. .      184,578          180,947         174,761          184,065
                                                 --------        ---------       ---------       ----------
                                                 --------        ---------       ---------       ----------
Income (Loss) Per Share:

Net income (loss). . . . . . . . . . . . . .     $ 10,538        $  53,031       $ (23,852)      $  163,741

Zero coupon convertible subordinated
  debentures . . . . . . . . . . . . . . . .           --            1,397              --            4,154

Preferred stock dividend requirement . . . .         (131)              --            (394)              --
                                                 --------        ---------       ---------       ----------

Net income (loss) available to common
  stockholders . . . . . . . . . . . . . . .     $ 10,407        $  54,428       $ (24,246)      $  167,895
                                                 --------        ---------       ---------       ----------
                                                 --------        ---------       ---------       ----------

Net income (loss) per share. . . . . . . . .     $   0.06        $    0.30       $  ( 0.14)      $     0.91
                                                 --------        ---------       ---------       ----------
                                                 --------        ---------       ---------       ----------

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